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                                               Registration No. 333-
                                               Filed January 5, 1999

                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549



                               FORM S-8

                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933


                           ----------------


                       Willow Grove Bancorp, Inc.
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  (Exact Name of Registrant as Specified in its Articles of Incorporation)

       United States                                23-2986-192
  -----------------------------          ----------------------------------
(State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                        Welsh and Norristown Roads
                      Maple Glen, Pennsylvania 19002
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                 (Address of Principal Executive Offices)


                  Willow Grove Bank 401(k) Plan and Trust
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                         (Full Title of the Plan)


                                           Copies to:
Frederick A. Marcell, Jr.                  Hugh T. Wilkinson, Esq.
President and Chief Executive Officer      Elias, Matz, Tiernan & Herrick L.L.P.
Willow Grove Bancorp, Inc.                 734 15th Street, N.W.
Welsh and Norristown Roads                 Washington, D.C. 20005
Maple Glen, Pennsylvania 19002             (202) 347-0300
--------------------------------------
(Name and Address of Agent For Service)

(215) 646-5405
-----------------------------------------
(Telephone Number, Including Area Code, of
  Agent for Service)
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                      CALCULATION OF REGISTRATION FEE
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Title of
Securities     Amount     Proposed Maximum   Proposed Maximum      Amount of
to be          to be        Offering Price       Aggregate        Registration
Registered    Registered    Per Share (2)    Offering Price(2)        Fee
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Common Stock,
 par value
 $0.01        50,000(1)          $10.50           $525,000           $145.95







    (1) Represents an estimate of such presently undeterminable number of shares as may be purchased with employee contributions pursuant to the Willow
    Grove Bank 401(k) Plan and Trust (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

    (2) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h). The Proposed Maximum Offering Price Per Share is the average of the high and low prices of the common stock, par value $0.01 per share (the "Common Stock") of Willow Grove Bancorp, Inc. (the "Company" or the "Registrant") on the Nasdaq National Market on January 4, 1999.

                           __________________________

    This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.
                                   2
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                                    PART I

Item 1.     Plan Information.*

Item 2.     Registrant Information and Employee Plan Annual Information.*

-------------

    * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I on Form S-8.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

    The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

        (a) The Company's prospectus filed pursuant to Rule 424(b)(3) of the Securities Act on November 25, 1998.

        (b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the document referred to in (a) above.

        (c)  The description of the Common Stock of the Company contained in
             Item 1, "Description of Registrant's Securities to be Registered" in the Company's registration statement on Form 8-A as filed on December 21, 1998 (File No. 0-25191).

        (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

    Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
                                  3
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Item 4.     Description of Securities.

    Not applicable since the Company's Common Stock is registered under Section 12 of the Exchange Act.

Item. 5.    Interests of Named Experts and Counsel.

    Not applicable.

Item 6.     Indemnification of Directors and Officers.

    Willow Grove Bank (the "Bank") is a federal stock savings bank and a wholly-owned subsidiary of the Company, a federally-chartered corporation, and the indemnification provisions applicable to the Bank are also applicable to the Company. Federal Regulations define areas for indemnity coverage by the Bank, as follows:

    (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the Bank shall be indemnified by the Bank, as the case may be, for:

    (i) Any amount for which such person becomes liable under a judgment in such action; and

    (ii) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by such person in defending or settling such action, or in enforcing his or her rights to indemnification if the person attains a favorable judgment in such enforcement action.

    (b) Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subparagraph are met:

    (i) The Bank shall make the indemnification provided by subparagraph (a) in connection with any such action which results in a final judgment on the merits in favor of such officer or director.

    (ii) The Bank shall make the indemnification provided by subparagraph (a) in case of settlement of such action, final judgment against such director or officer or final judgment in favor of such director or officer other than on the merits, if a majority of the disinterested directors of the Bank determines that such a director or officer was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have rerceived it under the circumstances and for a purpose which he or she could reasonably have believed under the circumstances was in the best interest of the Bank or its members.

    The Company and the Bank have directors and officers liability policies providing for insurance against certain liabilities incurred by directors and officers of the Company and the Bank while serving in their capacities as such.
                                  4
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Item 7.     Exemption from Registration Claimed.

    Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.     Exhibits.

    The following exhibits are filed with this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

    No.     Exhibit
    --      -------
    4       Common Stock Certificate*

    23      Consent of Independent Accountants

    24      Power of attorney for any subsequent amendments
            (located in the signature pages of this Registration
            Statement).

____________________________

* Incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 333-63737) filed with the Commission on September 19, 1998, as amended.

    The Registrant will submit the Plan to the Internal Revenue Service ("IRS") in order to receive a determination letter that the Plan is qualified under
Section 401 of the Internal Revenue Code, as amended, and will submit any amendments to the Plan to the IRS in a timely manner, and will make all changes required by the IRS in order to qualify, or continue the qualification, of the Plan.
                                  5
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Item 9.     Undertakings.

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                                  6
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                              SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Maple Glen, Commonwealth of Pennsylvania, on this 22nd day of December 1998.

                                Willow Grove Bancorp, Inc.
                                (In organization)

                                By:  /s/Frederick A. Marcell, Jr.
                                     ----------------------------
                                     Frederick A. Marcell, Jr.
                                     President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Frederick A. Marcell, Jr. his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.



       Name                           Title                        Date
-------------------------       -------------------         ------------------


/s/Frederick A. Marcell,Jr.     President and Chief         December 22, 1998
---------------------------     Executive Officer
Frederick A. Marcell, Jr.


/s/John J. Foff, Jr.
---------------------------     Senior Vice President and   December 22, 1998
John J. Foff, Jr.               Chief Financial Officer


/s/Lewis W.  Hull
---------------------------     Director                    December 22, 1998
Lewis W.  Hull


/s/William W. Langan            Chairman of the Board       December 22, 1998
---------------------------
William W. Langan
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       Name                          Title                       Date
---------------------------     --------------------       -----------------


/s/Stanley B. Kitzelman
---------------------------     Director                    December 22, 1998
Stanley B. Kitzelman


/s/A. Brent O'Brien             Director                    December 22, 1998
--------------------------
A. Brent O'Brien


/s/William W. Weihenmayer       Director                    December 22, 1998
--------------------------
William W. Weihenmayer


/s/ J. Ellwood Kirk             Director                    December 22, 1998
--------------------------
J. Ellwood Kirk


/s/ Charles F. Kremp, 3rd       Director                    December 22, 1998
--------------------------
Charles F. Kremp, 3rd


/s/ Samuel H. Ramsey, III       Director                    December 22, 1998
--------------------------
Samuel H. Ramsey, III
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     The Plan.  Pursuant to the requirements of the Securities Act of 1933, the administrator of the employee benefit plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Maple Glen, Commonwealth of Pennsylvania, on December 22, 1998.


                                   WILLOW GROVE BANK
                                   401(K) PLAN AND TRUST



                              By:  /s/ Frederick A. Marcell, Jr.
                                   ----------------------------------
                                   Frederick A. Marcell, Jr., on behalf of the
                                   Willow Grove Bank as the Plan Administrator

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